Exhibit 99.1
CORMEDIX THERAPEUTICS REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

‒ Q1 2026 Net Revenue of $127.4 million ‒

‒ Q1 2026 Net Income of $38.6 million; Adjusted EBITDA of $70.0 million ‒

‒ Company raises FY 2026 Revenue and Adjusted EBITDA Guidance ‒

‒ Conference Call Scheduled for Today at 8:30 a.m. Eastern Time ‒

Parsippany, NJ – May 14, 2026 – CorMedix Therapeutics (Nasdaq: CRMD) today announced financial results for the first quarter ended March 31, 2026 and provided an update on its business.
Recent Corporate Highlights:
•CorMedix announces $127.4 million of net revenue for the first quarter of 2026, reflecting strong first quarter execution and positive underlying demand trends. The Company also recognized net income of $38.6 million and adjusted EBITDA of $70.0 million.(1) Basic and fully diluted EPS were $0.48 and $0.43 per share, respectively, for the quarter.

•DefenCath® (taurolidine and heparin) sales contributed $97.5 million of net revenue in the quarter, bolstered by higher utilization of DefenCath by outpatient dialysis customers as well as a non-recurring $9.0 million favorable change in estimate related to certain sales allowances. The acquired Melinta portfolio contributed $29.9 million, reflecting typical, first quarter purchasing patterns for the anti-infective portfolio.

•CorMedix updates previously established guidance for 2026 net revenue and adjusted EBITDA. The Company increases full-year 2026 net revenue guidance to a range of $325 to $345 million, and full-year adjusted EBITDA guidance to a range of $115 to $135 million.

•On April 27, 2026, CorMedix announced positive Phase III topline results from the global ReSPECT clinical trial evaluating REZZAYO® (rezafungin for injection) for prophylaxis of invasive fungal diseases in adult patients undergoing allogeneic hematopoietic stem cell transplantation. CorMedix is actively working together with its global partner to prepare for FDA submission of the sNDA, expected in the second half of this year, and targeting for a potential commercial launch for the expanded indication in 2027.

•The ongoing Phase 3 study of taurolidine/heparin catheter lock solution in TPN patients continues to enroll patients and is currently trending to completion in 2028. The Company is taking appropriate steps to accelerate enrollment trajectory, including the opening of new study sites and the submission of a protocol amendment to FDA, which, if approved, would remove certain exclusion criteria and broaden patient enrollment.

•Cash and short-term investments, excluding restricted cash, at March 31, 2026 totaled $178.1 million.

Joseph Todisco, CorMedix Chairman & CEO, commented, “CorMedix has entered 2026 with strong momentum across all areas of our business. DefenCath continues to exceed expectations despite pending TDAPA expiration and demonstrates strong underlying utilization demand. In addition, we are advancing a pipeline of late-stage opportunities, including REZZAYO for prophylaxis, which we expect will meaningfully expand our long-term revenue opportunity. Lastly, we have delivered significant profitability and cash generation, allowing us to reinvest in growth, as well as shareholder value creation through stock repurchases, while preserving financial flexibility for new business development initiatives."

(1)    Adjusted EBITDA is a non-GAAP financial measure and excludes non-cash items such as depreciation, amortization, stock-based compensation, interest and other income and expense, taxes and certain non-recurring items.  See “Non-GAAP Financial Measures” on the following pages for additional information regarding the use of EBITDA and Adjusted EBITDA and a reconciliation to the most comparable GAAP measure.
First Quarter 2026 Financial Highlights

For the first quarter of 2026, CorMedix recorded $127.4 million in net revenue, comprised of $97.5 million in sales of DefenCath and $29.9 million in revenue associated with the acquired Melinta portfolio, an increase from $39.1 million in net revenue in the comparable period of 2025. DefenCath sales in the quarter were positively impacted by a non-recurring $9.0 million change in estimate related to certain sales allowances. DefenCath sales increased year over year largely due to the onboarding of a large dialysis organization in mid-2025. As the Melinta acquisition occurred in August 2025, the first quarter of 2025 included net revenue from only sales of DefenCath.

Total operating expenses in the first quarter of 2026 were $41.5 million, compared with $17.4 million in the first quarter of 2025, an increase of approximately 139%. The increase of $24.1 million over the prior period was driven primarily by the contribution of operating expenses from the Melinta acquisition for the full quarter and reflects the larger combined company.

Research and development (R&D) expenses in the first quarter of 2026 were $7.2 million, compared with $3.2 million for the same period in 2025. The increase in R&D was primarily due to an increase in personnel and clinical trial services in support of the ongoing clinical programs, including pediatric studies for several of our brands and the continued investment in the development of DefenCath for the TPN indication.

Selling and marketing expense increased approximately 180% to $12.5 million in first quarter of 2026 from $4.5 million in the first quarter of 2025. The increase was primarily due to higher personnel cost associated with the larger product portfolio and related marketing programs.

General and administrative expenses increased approximately 124% to $21.7 million in the first quarter of 2026 from $9.7 million in the first quarter of 2025. The increase was primarily attributable to higher costs associated with operating as a combined company following the acquisition, including higher personnel, information technology, branded prescription drug, legal and facilities costs.

CorMedix recorded net income of $38.6 million, or $0.48 and $0.43 per basic and diluted share, respectively, in the first quarter of 2026, compared with net income of $20.6 million, or $0.32 and $0.30 per basic and diluted share, respectively, in the first quarter of 2025. Also for the first quarter of 2026, CorMedix reported adjusted EBITDA of $70.0 million, compared to adjusted EBITDA of $23.6 million in the first quarter of 2025.

The Company reported cash and cash equivalents of $178.1 million at March 31, 2026, excluding restricted cash. The Company believes that it has sufficient resources to fund operations for at least twelve months from the issuance of the Company’s Quarterly Report on Form 10-Q.

Conference Call Information

The management team of CorMedix will host a conference call and webcast today, May 14, 2026, at 8:30AM Eastern Time, to discuss recent corporate developments and financial results. Call details and dial-in information are as follows:

May 14, 2026 @ 8:30am ET
Domestic:        1-844-676-2922
International:        1-412-634-6840
Webcast:        Webcast Link

About CorMedix

CorMedix Therapeutics is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases in the United States. CorMedix is focused on selling and marketing products in institutional settings of care in the US and has field based medical and commercial infrastructure deployed in hospitals, clinics and infusion centers. For more information visit: www.cormedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements including, but not limited to statements regarding financial and business guidance; sales, revenue and operating expense estimates; synergy estimates and timing; accretion estimates; Adjusted EBITDA estimates; the risk that topline data from CorMedix’s and its partners’ clinical trials, including the ReSPECT study, that CorMedix announces or publishes from time to time may change as more patient data become available or may be interpreted differently if additional data is disclosed; estimates of total addressable market size; expectations regarding product utilization and sales; failure to successfully conduct future clinical trials, including due to CorMedix’s or its partners’ potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval, among other things; development of unexpected safety or efficacy concerns related to CorMedix’s product candidates; expectations and timing regarding clinical trials and development and expectations of CorMedix’s product pipeline; expectations regarding implementation and perceived benefits of CorMedix’s products; continued pricing pressures and the impact of actions of governmental and private payers affecting pricing of, reimbursement for, and patient access to pharmaceuticals; and reporting obligations related thereto, the expiration of intellectual property protection for certain of the company's products and competition from generic and biosimilar products. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. In addition, pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transaction been consummated as of the date indicated nor does it reflect the potential future results of the combined company. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results, which facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors
daniel@lifesciadvisors.com
(617) 430-7576

CORMEDIX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue:
Product sales, net	$121,916	$39,082
Contract revenue	5,511	-
Total Revenue	$127,427	$39,082
Cost of sales (exclusive of amortization of intangibles)	$12,005	1,545
Amortization of intangibles	10,300	52
Gross profit	$105,122	$37,485
Operating Expenses:
Research and development	$7,212	$3,193
Selling and marketing	12,532	4,474
General and administrative	21,720	9,693
Total Operating Expenses	$41,464	$17,360
Income From Operations	$63,658	$20,125
Other (Expense) Income:
Unrealized loss on marketable security	$(3,546)	$-
Change in contingent consideration	(4,199)	-
Other non-operating (expense) income, net	(268)	519
Total Other (Expense) Income	$(8,013)	$519
Income before income taxes	$55,645	$20,644
Tax expense	17,044	—
Net Income	$38,601	$20,644
Net Income Per Common Share – Basic	$0.48	$0.32
Net Income Per Common Share - Diluted	$0.43	$0.30
Weighted Average Common Shares Outstanding – Basic	79,509	65,244
Weighted Average Common Shares Outstanding – Diluted	92,985	68,975

CORMEDIX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(In Thousands)

	March 31	December 31,
	2026	2025
	(Unaudited)	(Audited)

ASSETS
Cash and cash equivalents	$178,087	$144,837
Short-term investments	—	3,694
Trade receivables, net	154,807	171,233
Inventories	30,731	29,716
Goodwill and intangible assets	398,774	409,074
Deferred tax assets	3,312	16,276
Other current and long-term assets	49,926	51,312
Total Assets	$815,637	$826,142

Total Liabilities	$378,588	$420,835
Stockholders' Equity	437,049	405,307
Total Liabilities and Stockholders’ Equity	$815,637	$826,142

CORMEDIX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025

Cash Flows from Operating Activities:
Net income	$38,601	$20,644
Net cash provided by (used in) operating activities	42,382	19,737
Net cash (used in) provided by investing activities	2,965	(195)
Net cash provided by financing activities	$(12,097)	6,093
Net Increase (Decrease) in Cash and Cash Equivalents	$33,250	$25,635
Cash, Cash Equivalents and Restricted Cash - Beginning of Period	$145,825	$40,756
Cash, Cash Equivalents and Restricted Cash - End of Period	$179,075	$66,391

CORMEDIX INC. AND SUBSIDIARIES
Non-GAAP Reconciliations
(In Thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Net income	$38,601	$20,644
Adjusted to add (deduct):
Interest (income) expense, net	182	(557)
Provision for income taxes	17,044	-
Depreciation and amortization	10,544	162
EBITDA (Non-GAAP)	$66,371	$20,249
Adjusted to add (deduct):
Change in estimate for sales allowances	(8,983)	-
Stock-based compensation expense	4,582	3,500
Merger-related and reorganization costs	183	(146)
Other (income) expense	7,831	38
Adjusted EBITDA (Non-GAAP)	$69,984	$23,641